DATE:

February 27, 2007

TO:

HSBC Bank USA, not in its individual capacity but solely as trustee on behalf of the Supplemental Interest Trust for Deutsche Alt-A Securities, Mortgage Loan Trust, Series 2007-RAMP1 (the “Trustee”) (“Party B”)

Attention: Corporate Trust Administration, DBALT, Series 2007-RAMP1

FROM:

Swiss Re Financial Products Corporation (“Party A”)

SUBJECT:

Fixed Income Derivatives Confirmation

REFERENCE NUMBER:

1294475

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Party A and Party B.  This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof.  This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.

This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”).  For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement.  In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the 2000 ISDA Definitions (the “Definitions”); and (v) the ISDA Master Agreement.

Each reference herein to a “Section” or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

Capitalized terms used and not  defined in this Confirmation, the ISDA Master Agreement, the Credit Support Annex or the Definitions shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of February 1, 2007 among Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and as securities administrator, and HSBC Bank USA, National Association, as trustee (the “Pooling and Servicing Agreement”).

2.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:

Interest Rate Floor

Notional Amount:

With respect to any Calculation Period, the amount set forth for such period on Schedule I attached hereto.

Trade Date:

February 23, 2007

Effective Date:

February 27, 2007

Termination Date:

March 25, 2008, subject to adjustment in accordance with the Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:

Party B

Fixed Amount:

USD 222,000

Fixed Rate Payer

Payment Date:

February 27, 2007

Floating Amounts:

Floating Rate Payer:

Party A

Floor Rate I:

See attached Schedule A under the column “Floor Rate I (%)”

Period End Dates:

The 25th calendar day of each month during the Term of this Transaction, commencing March 25, 2007, and ending on the Termination Date subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer

Payment Dates:

Early payment shall be applicable.  The Floating Rate Payer Payment Date shall be two (2) Business Days prior to each Period End Date, commencing on March 22, 2007

Floating Rate Option:

USD-LIBOR-BBA, provided, however, for any Calculation Period, if the Floating Rate Option is less than the rate set forth opposite such Calculation Period as set forth in Schedule A under the heading Floor Rate II (%), then the Floating Rate Option for such Calculation Period shall be deemed to be such rate.

Designated Maturity:

One month

Floating Rate Day

Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period.

Compounding:

Inapplicable

Business Days:

New York

Calculation Agent:

As specified in Part 4(e) herein.

3.

Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.

Termination Provisions.

For the purposes of this Agreement:-

(a)

“Specified Entity” will not apply to Party A or Party B for any purpose.

(b)

“Specified Transaction” will have the meaning specified in Section 14.

(c)

Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)

The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that  Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)

The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)

The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)

The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)

The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)

The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.  For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include insurance contracts entered into in the ordinary course of Party A’s Credit Support Provider’s insurance business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Party A’s Credit Support Provider.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(vii)

The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting in lieu thereof  “, (3), (4) as amended, (5), and (6) as amended”.

(viii)

The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will  apply to Party B.

(d)

Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)

The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)

The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A, except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)

The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B; provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)

The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)

Payments on Early Termination.  For the purpose of Section 6(e) of this Agreement:

(i)

Market Quotation will apply,; provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

(A)

The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)

The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B equal to:

(a)

If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)

If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)

If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)

If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)

If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3)  Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)

At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(F)

With respect to any Replacement Transaction, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided however that notwithstanding the provisions of this Part 5(f), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

(ii)

The Second Method will apply.

(g)

“Termination Currency” means USD.

(h)

Additional Termination Events.  Additional Termination Events will apply as provided in Part 5(c).

Part 2.

Tax Matters.

(a)

Tax Representations.

(i)

Payer Representations.  For the purpose of Section 3(e) of this Agreement:

(A)

Party A makes the following representation(s):

None.

(B)

Party B makes the following representation(s):

None.

(ii)

Payee Representations.  For the purpose of Section 3(f) of this Agreement:

(A)

Party A makes the following representation(s):

Party A represents that it is a corporation organized under the laws of the State of Delaware.

(B)

Party B makes the following representation(s):

None.

(b)

Tax Provisions.

(i)

Gross Up.  Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)

Indemnifiable Tax.  The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.

Agreement to Deliver Documents.

(a)

For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A

An original properly completed and executed United States Internal Revenue Service Form W-9 including applicable attachments (or any successor thereto) with respect to any payments received or to be received by Party A that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B

(i) Upon execution of this Agreement, an original properly completed and executed United States Internal Revenue Service Form W-9 including applicable attachments (or any successor thereto) with respect to any payments received or to be received by the initial beneficial owner of payments to Party B under this Agreement, and (ii) thereafter,  the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) with respect to any payments received or to be received by the beneficial owner of payments to Party B under this Agreement from time to time.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party A, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(b)

For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A and Party B

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A

Annual Report of Party A’s Credit Support Provider containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A’s Credit Support Provider is organized

		Promptly upon becoming publicly available	Yes
Party A

Semi Annual Financial Statements of Party A’s Credit Support Provider containing unaudited, consolidated financial statements of Party A’s Credit Support Provider’s Interim Report prepared in accordance with generally accepted accounting principles in the country in which Party A’s Credit Support Provider is organized

		Promptly upon becoming publicly available	Yes
Party A	A guarantee of Swiss Reinsurance Company	Upon the execution and delivery of this Agreement	No
Party A	An opinion of counsel to Party A’s Guarantor	Upon the execution and delivery of this Agreement	No
Party B	Pooling and Servicing Agreement	Promptly upon becoming publicly available	No

Part 4.  Miscellaneous.

(a)

Address for Notices:  For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:  Swiss Re Financial Products Corporation

55 East 52nd Street

New York, New York 10055

Attention: Head of Operations

Facsimile No. (917) 322-7201

With a copy to:  Swiss Re Financial Products Corporation

55 East 52nd Street

New York, New York 10055

Attention: Legal Department

Facsimile No.: (212) 317-5474

Address for notices or communications to Party B:

Address:

HSBC Bank USA, National Association

Corporate Trust

452 Fifth Avenue

CLTA – Structured Finance

New York, NY 10018-2706

Attention: Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-RAMP1

Facsimile No.: (212) 525-1300

With a copy to:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD 21045

Attention: Client Manager DBALT 2007-RAMP1

Telephone: 410-884-2000

Facsimile No.: (410) 715-2380

(b)

Process Agent.  For the purpose of Section 13(c):

Party A appoints as its Process Agent:  Not applicable.

Party B appoints as its Process Agent:  Not applicable.

(c)

Offices.  The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section.

(d)

Multibranch Party.  For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)

Calculation Agent.  The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A.

(f)

Credit Support Document.

Party A:

The Credit Support Annex and any guarantee in support of Party A’s obligations under this Agreement.

Party B:

The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)

Credit Support Provider.

Party A:

The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:

None.

(h)

Governing Law.  The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)

Netting of Payments.  The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)

Affiliate.  “Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.

Other Provisions.

(a)

Definitions.  Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof.  The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions.  Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)

Amendments to ISDA Master Agreement.

(i)

Single Agreement.  Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex”  after the words “Master Agreement”.

(ii)

Conditions Precedent.

Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)

Change of Account.  Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)

Representations.  Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)

Relationship Between Parties.

(1)

Nonreliance.  (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)

Evaluation and Understanding.  (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)

Purpose.  It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)

Status of Parties.  The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)

Eligible Contract Participant.  It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)

Transfer to Avoid Termination Event.  Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)

Jurisdiction.  Section 13(b) is hereby amended by:  (i) deleting in the second line of subparagraph (i) thereof the word “non-”, (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)

Local Business Day.  The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)

Additional Termination Events.  The following Additional Termination Events will apply:

(i)

Moody’s First Rating Trigger Collateral.  If (A) A Moody’s First Trigger Ratings Event has occurred and has been continuing for 30 or more Local Business Days and (B) Party A has failed to either (i) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the Moody’s First Trigger Ratings Threshold or (ii) procure an Eligible Replacement in accordance with the definition of “Permitted Transfer” or (iii) comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)

Moody’s Second Rating Trigger Replacement.  If (A) Party A has failed to comply with the Second Trigger Conditions and 30 or more Local Business Days have elapsed since the last time a Moody’s Second Trigger Ratings Event did not apply and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement in accordance with the definition of “Permitted Transfer” and/or (ii) at least one entity that maintains the Moody’s First Trigger Ratings Threshold  has made a Firm Offer to provide an Eligible Guarantee, in respect of all of Party A’s present and future obligations under this Agreement, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)

S&P Ratings Event.  If (A) An S&P Approved Ratings Event shall occur and be continuing, and Party A fails, as soon as reasonably practicable, at its own expense, using commercially reasonable efforts, to satisfy the conditions set forth under Collateralization Event or (B) an S&P Required Ratings Event shall occur and be continuing, and Party A fails, as soon as reasonably practicable, at its own expense, using commercially reasonable efforts, to satisfy the conditions set forth under Ratings Event,  then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)

Provision of Information Required by Regulation AB.  Party A shall fail to comply with the terms of the Regulation AB Agreement.  For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(v)

Optional Termination of the Securitization.  If, at any time, the Terminator purchases the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement, then an Additional Termination Event shall have occurred and Party B shall be the sole Affected Party with respect thereto; provided, however, that notwithstanding Section 6(b)(iv) of the Master Agreement, only Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event; provided, further, that the Early Termination Date shall not be prior to the Optional Termination Date.

(d)

Required Ratings Downgrade Event.  In the event that a Required Ratings Downgrade Event has occurred and is continuing, then Party A shall, as soon as reasonably practicable and so long as such Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an entity with credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

(e)

Compliance with Regulation AB.  (i) For purposes of Item 1115 of Subpart 229.1100 – Asset Backed Securities (Regulation AB) (17 C.F.R. ss.ss.229.1100 – 229.1123) (“Regulation AB”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended and interpreted by the Securities and Exchange Commission and its staff, if the Depositor or Party B makes a determination, acting reasonably and in good faith, that (x) the applicable “significance percentage” with respect to this Agreement has been reached, and (y) it has a reporting obligation under the Exchange Act (a “Swap Disclosure Event”), then Party A shall (or shall cause its Credit Support Provider to), within ten (10) calendar days after notice to that effect, at its sole expense, take one of the following actions (each subject to satisfaction of the Rating Agency Condition): (1) provide (including, if permitted by Regulation AB, provision by reference to reports filed pursuant to the Exchange Act or otherwise publicly available information): (A) the financial data required by Item 301 of Regulation S–K (17 C.F.R. §229.301), pursuant to Item 1115(b)(1); (B) financial statements meeting the requirements of Regulation S–X (17 C.F.R. §§210.1–01 through 210.12–29, but excluding 17 C.F.R. ss. 210.3–05 and Article 11 of Regulation S–X (17 C.F.R. ss. ss. 210.11–01 through 210.11–03)), pursuant to Item 1115(b)(2); or (C) such other financial information as may at the time be required or permitted to be provided in satisfaction of the requirements of Item 1115(b), together with accountants consents and/or a procedure letter relating thereto; or (2) secure by Permitted Transfer an Approved Replacement that is able to comply with the requirements of Item 1115(b) of Regulation AB to replace Party A as party to this Agreement, on substantially similar terms, the debt rating of which entity (or credit support provider therefor) meets or exceeds the applicable requirements of the applicable Rating Agencies.

(ii)  For so long as the aggregate significance percentage is 10% or more, Party A shall (or shall cause its Credit Support Provider to) provide any updates to the information provided pursuant to clause (i)(1) above to the Depositor within five (5) Business Days  following availability thereof (but in no event more than 45 days after the end of each of Party A’s Credit Support Provider’s fiscal half for any half-year update, and in no event more than 90 days after the end of each of Party A’s Credit Support Provider’s fiscal year for any annual update).

(iii)  All information provided pursuant to clauses (i)(1) and (ii) above (all such information, “Swap Financial Disclosure”) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR).  In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from Party A’s accountants.  If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

(iv)  Third Party Beneficiary.  The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Depositor’s rights explicitly specified in this Part 5(e).

(f)

Transfers.

(i)

Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to any Permitted Transfer pursuant to Section 6(b)(ii), or the succeeding sentence, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained, and (b) the Rating Agency Condition has been satisfied with respect to S&P.  At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)

If an Eligible Replacement has made a Firm Offer to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g)

Non-Recourse.  Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.  In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive.  This provision will survive the termination of this Agreement.

(h)

Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if at any time and so long as Party B has satisfied in full all its payment obligations under Section 2(a)(i) of the Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of any such payment, the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as Defaulting Party; provided however that Party A shall still have the right to declare an Event of Default under Section 5(a)(i) and 5(a)(iii) as a result of Party B’s failure to satisfy its obligations under Paragraph 3(b) of the Credit Support Annex.

(i)

Rating Agency Notifications.  Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been given prior written notice of such designation or transfer.

(j)

No Set-off.  Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.  Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)

Amendment.  Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)

Notice of Certain Events or Circumstances.  Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)

Proceedings.  No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust or the trust created pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates.  This provision will survive the termination of this Agreement.

(n)

Supplemental Interest Trustee Liability Limitations.  It is expressly understood and agreed by the parties hereto that (a) the sole recourse in respect of the obligations of Party B under this Transaction shall be to the Trust Fund (as defined in the Pooling and Servicing Agreement); (b) HSBC Bank USA (“HSBC”) is entering into this Transaction solely in its capacity as trustee on behalf of the Supplemental Interest Trust and not in its individual capacity under the Pooling and Servicing Agreement; and (c) in no case shall HSBC (or any person acting as successor trustee under the Pooling and Servicing Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Party B under the terms of this Agreement, all such liability, if any, being expressly waived by Party A and any person claiming by, through or under either such party.

(o)

Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)

Agent for Party B.  Party A acknowledges that HSBC, may act as Party B’s agent to carry out certain functions on behalf of Party B in respect of this Agreement, and that HSBC shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)

Escrow Payments.  If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow.  In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow.  The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r)

Consent to Recording.  Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)

Waiver of Jury Trial.  Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)

Form of ISDA Master Agreement.  Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency – Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)

Payment Instructions.  Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)

Additional representations.

(i)

Representations of Party A.  Party A represents to Party B on the date on which Party A enters into each Transaction that  Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)

Capacity.  Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person.  Party B represents to Party A on the date on which Party B enters into this Agreement that it is entering into the Agreement and the Transaction in its capacity as Trustee.

(w)

Acknowledgements.

(i)

Substantial financial transactions.  Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)

Bankruptcy Code.  Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)

Reserved.

(y)

Reserved.

(z)

Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold, the Fitch Approved Ratings Threshold, and the Moody’s First Trigger Ratings Threshold.

“Collateralization Event” means, the Relevant Entity shall fail to maintain the S&P Approved Ratings Threshold.  For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Trust Agreement.  Within 30 calendar days from the date a Collateralization Event has occurred and so long as such Collateralization Event is continuing, Party A shall, at its sole expense, either (i) post collateral in an amount required to be posted pursuant to terms of the Credit Support Document (such amount which is the greater of amounts required to be posted by Moody’s and S&P), (ii) upon satisfaction of the Rating Agency Condition, furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that satisfies the S&P Approved Ratings Threshold or (iii) obtain an Eligible Replacement in accordance with the definition of Permitted Transfer that (x) upon satisfaction of the Rating Agency Condition, assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P, replaces the outstanding Transactions hereunder with transactions on identical terms; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, or (ii) a Termination Event or an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) that is provided by a guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required

“Eligible Replacement” means an entity (A)(i) that (a) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (b) has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold; or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee provided by an entity with credit ratings at least equal to the Moody’s First Trigger Ratings Threshold and the S&P Approved Ratings Threshold and (B) has executed an Item 1115 Agreement with the Depositor or has agreed to incorporate substantially similar provisions in the relevant Transfer Agreement or confirmation.

“Firm Offer” means an offer which, when made, remains capable of becoming legally binding upon acceptance.

“Fitch” means the Ratings Service of Fitch Inc., Fitch Ratings Ltd. or any successor thereto.

“Fitch Approved Ratings Event” means an event which is deemed to occur with respect to Party A on any day on which all Relevant Entities with current credit ratings published by Fitch have ratings from Fitch below the Fitch Approved Ratings Threshold.

“Fitch Approved Ratings Threshold” means a long-term unsecured and unsubordinated debt rating from Fitch of “A”

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means , with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied:  (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America (or another jurisdiction reasonably acceptable to Party B; (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (c) an Event of Default or Termination Event would not occur as a result of such transfer; (d) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (e) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (g) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (h) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency” means, with respect to any date of determination, each of S&P, Fitch and Moody’s, to the extent that each such rating agency is then providing a rating for any of the Deutsche Alt-A Securities, Inc., Mortgage Loan Trust, Series 2007-RAMP1, Mortgage Pass-Through Certificates, Series 2007-RAMP1 (the “Certificates”).

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

“Ratings Event” means, the Relevant Entity shall fail to satisfy the S&P Required Ratings Threshold or the Relevant Entity is no longer rated by S&P.  Within 30 calendar days from the date a Ratings Event has occurred and so long as such Ratings Event is continuing, Party A shall, at its sole expense, (i) obtain an Eligible Replacement in accordance with the definition of “Permitted Transfer” that (x) upon satisfaction of the Rating Agency Condition, assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P, replaces the outstanding Transactions hereunder with transactions on identical terms; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable, or (ii) upon satisfaction of the Rating Agency Condition, furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that satisfies the S&P Approved Ratings Requirement.  In addition, immediately upon the occurrence of a Ratings Event, Party A shall be required to post collateral in an amount required to be posted pursuant to terms of the Credit Support Document (such amount which is the greater of amounts required to be posted by Moody’s and S&P).

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings from a Rating Agency at least equal to the Required Ratings Threshold for that Rating Agency.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Event” means an event which is deemed to occur with respect to Party A on any day on which no Relevant Entity has current credit ratings from S&P at least equal to the S&P Approved Ratings Threshold.

“S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P Required Ratings Event” means an event which is deemed to occur with respect to Party A on any day on which no Relevant Entity has current credit ratings from S&P at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB+”.

“Second Trigger Conditions” mean so long as a Moody’s Second Trigger Ratings Event has occurred and is occurring, Party A shall, at its own expense, use commercially reasonable efforts, as soon as reasonably practicable, to either (i) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the Moody’s First Trigger Ratings Threshold or (ii) obtain an Eligible Replacement in accordance with the definition of “Permitted Transfer” that assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms.  In addition, Party A shall comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex.

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4.

Account Details and Settlement Information:

Payments to Party A:

JPMorgan Chase Bank

ABA# :  021000021

SWIFT:  CHASUS33

Account of:  Swiss Re Financial Products

Account No.:  066-911184

Reference:  DBALT 2007-RAMP1

Payments to Party B:

Wells Fargo Bank, N.A.

ABA # 121000248

Account Name:  SAS Clearing

Account Number: 3970771416

For Further Credit to:  DBALT 2007-RAMP1 Floor Account, #50986203.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

SWISS RE FINANCIAL PRODUCTS CORPORATION

By:

__/s/ David Starr_____________________________

Name:

David Starr

Title:

Director

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

HSBC Bank USA, not in its individual capacity but solely as trustee on behalf of the Supplemental Interest Trust for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-RAMP1

By:

_/s/ Fernando Acebedo______________________________

Name:

Fernando Acebedo

Title:  Vice President

SCHEDULE I

Amortization Schedule, subject to adjustment in accordance with the Following Business Day Convention.

From and including	To but excluding	Notional Amount (USD)	Floor Rate I (%)	Floor Rate II (%)
February 25, 2007	March 25, 2007	259,804,000.00	5.29	5.2900
March 25, 2007	April 25, 2007	259,264,845.97	5.33	5.2877
April 25, 2007	May 25, 2007	258,727,572.98	5.30	5.1952
May 25, 2007	June 25, 2007	258,190,732.13	5.25	5.1245
June 25, 2007	July 25, 2007	257,654,320.45	5.23	5.0458
July 25, 2007	August 25,2007	257,654,320.45	5.10	4.4200
August 25,2007	September 25, 2007	257,654,320.45	5.10	4.2600
September 25, 2007	October 25, 2007	257,615,855.05	5.05	4.0600
October 25, 2007	November 25, 2007	257,081,130.00	5.05	3.9100
November 25, 2007	December 25, 2007	256,546,819.07	5.00	3.7700
December 25, 2007	January 25, 2008	256,012,919.24	4.90	3.6200
January 25, 2008	February 25, 2008	255,479,427.48	4.85	3.5000
February 25, 2008	March 25, 2008	254,946,340.76	4.80	3.3900

Annex A

Paragraph 13 of the Credit Support Annex